Notice of Withdrawal of Tender

Regarding Shares in

Steben Select Multi-Strategy Fund

Tendered Pursuant to the Offer to Repurchase
Dated July 8, 2014

The Offer and Withdrawal Rights Will Expire at,
and This Notice of Withdrawal Must Be Received by
Steben Select Multi-Strategy Fund by,
12:00 Midnight, Eastern Time, on August 5, 2014,

Unless the Offer Is Extended.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal and Return or Deliver to
Steben Select Multi-Strategy Fund:

Regular Mail:
Steben Select Multi-Strategy Fund
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701

Overnight Mail:
Steben Select Multi-Strategy Fund
c/o U.S. Bancorp Fund Services, LLC
615 E. Michigan Street, 3rd Floor
Milwaukee, WI 52302

For additional information:
Phone:   800.726.3400

Notice of Withdrawal of Tender
Steben Select Multi-Strategy Fund

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its shares in Steben Select Multi-Strategy Fund (the “Fund”) for repurchase by the Fund by submitting a Letter of Transmittal Regarding Shares in the Fund Dated July 8, 2014 (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s shares.

☐	That amount of the undersigned’s shares having the following dollar value:

$___________________________.

☐	That amount of the undersigned’s shares whose value is in excess of the required minimum initial investment applicable for the Fund.

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of shares in the Fund such that:

☐	NONE of the undersigned’s shares will be repurchased by the Fund.

☐	SOME of the undersigned’s shares will be repurchased by the Fund and the dollar value of those shares still to be repurchased by the Fund is:

$___________________________.*

** NOTE:  This option may be used only to decrease the dollar value of the shares to be repurchased by the Fund.  If an increase in the dollar value of the shares to be repurchased by the Fund is indicated on this form, the Fund shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that, upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, all or some of the undersigned’s shares in the Fund (as indicated above) previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

Account Number:  __________________

PLEASE BE SURE TO COMPLETE BOTH SIDES OF THIS FORM.

Notice of Withdrawal of Tender
Steben Select Multi-Strategy Fund

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature	Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name of Investor	Signature
(SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON APPLICATION FORM UPON PURCHASE OF SHARES)

Print Name and Title of Co-Signatory

Date:

Notice of Withdrawal of Tender
Steben Select Multi-Strategy Fund